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                                                                      Exhibit 23
                                                              Form 10-K for 1995
                                                                File No. 1-11237






                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------



We consent to the incorporation by reference in the registration statements of AT&T Capital Corporation and Subsidiaries on Forms S-3 (File No. 33-61003) and S-8 (File Nos. 33-49877 and 33-54315) of our reports dated January 25, 1996, which include explanatory paragraphs that describe the Company's change in its method of accounting for income taxes in 1993, on our audits of the consolidated financial statements and financial statement schedule of AT&T Capital Corporation and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in this Annual Report on Form 10-K.




                            COOPERS & LYBRAND L.L.P.





1301 Avenue of the Americas
New York, New York
March 6, 1996





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